UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 21, 2010 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 21, 2010, Asure Software, Inc. (the “Company”) entered into a compensatory agreement with Michael Galyen, Vice President of Product, Technology and Services. The agreement is for a period of two years, ending on January 1, 2012. Mr. Galyen’s annual base salary is $200,000 per year, effective January 1, 2010. Mr. Galyen is also entitled to participate in a bonus program for which all Company employees are eligible. In addition, in the event of a change of control of the Company during the term of his agreement, Mr. Galyen is entitled to receive his normal salary until the end of the term, prorated on a 30 day month basis; provided that Mr. Galyen will not receive such change of control amount should he be terminated for “due cause.” Due cause is defined in the agreement as including, among other things, the continued failure of Mr. Galyen to perform his duties, the knowing engagement by Mr. Galyen in conduct injurious to the Company, or the conviction of a felony or crime of moral turpitude.

Additionally, Mr. Galyen was also granted an option to purchase 10,000 shares of the Company’s common stock on December 30, 2009 with an exercise price equal to $2.52, the fair market value on the date of the grant. 0% percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and one third of shares of common stock vest every 12 months thereafter.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2009, the Company entered into an employment agreement with Mr. Patrick Goepel, the Company’s Chief Executive Officer. On January 12, 2011, the Compensation Committee of the Company approved an adjustment to the Company’s existing compensation arrangement with Mr. Goepel. Mr. Goepel’s annual base salary was increased from $125,000 per year to $200,000 year, effective January 1, 2011. The Company expects to enter into a written compensation agreement with Mr. Goepel encompassing this salary adjustment, among other things. As of the date hereof, no such written agreement has been entered into or agreed upon, and no assurance can be made that such agreement will ever be entered into.

Item 9.01.Financial Statements and Exhibits

(a) Financial statements:
None

(b) Pro forma financial information:
None

(c) Shell company transactions:
None

(d) Exhibits:
10.1    Employment Agreement between the Company and Michael Galyen, dated as of January 21, 2010.

 SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: March 31, 2011	By:	/s/ David Scoglio
David Scoglio
Chief Financial Officer

Exhibit Index
Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael Galyen, dated as of January 21, 2010.